As filed with the Securities and Exchange Commission on August
18, 1997
                                      Registration No. 333-25855
_________________________________________________________________

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549



                   POST EFFECTIVE AMENDMENT NO. 1
                             FORM S-8

                     REGISTRATION STATEMENT
                            UNDER
                   THE SECURITIES ACT OF 1933

                 ROYAL BANCSHARES OF PENNSYLVANIA, INC.
        (Exact Name of Registrant As Specified In Its Charter)

        Pennsylvania                             23-2812193
     -----------------                        ----------------
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)               Identification No.)

     732 Montgomery Avenue,
Narberth, Pennsylvania                            19072-2090
--------------------------------              ----------------
(Address of principal executive                   (Zip Code)
 offices)


      ROYAL BANCSHARES OF PENNSYLVANIA, INC. STOCK OPTION AND
                        APPRECIATION RIGHT PLAN

     ROYAL BANCSHARES OF PENNSYLVANIA, INC. OUTSIDE DIRECTORS'
                        STOCK OPTION PLAN
      --------------------------------------------------------
                      (Full title of the plans)

                     ___________________________


Lee E. Tabas, President and                     Copies to:
Chief Executive Officer              Nicholas Bybel, Jr., Esquire
ROYAL BANCSHARES OF PENNSYLVANIA,       B. Tyler Lincoln, Esquire
            INC.                         SHUMAKER WILLIAMS, P.C.
732 Montgomery Avenue                      Post Office Box 88
Narberth, Pennsylvania 19072-2090  Harrisburg, Pennsylvania 17108
       (610) 668-4700                       (717) 763-1121
---------------------------------
(Name, address, including zip code,
and telephone number, including
area code, of agent for service)

            Page 1 of 17 Sequentially Numbered Pages
                 Index to Exhibits Found on Page 6

     Royal Bancshares of Pennsylvania, Inc. (the "Company") files this Amendment No. 1 to the Registration Statement on Form S-8,
Registration No. 33-25855, filed with the Commission on April 25,
1997, to amend Section 2.1(d) of the Plan to revise the definition of "Outside Director".

Item 8.

Exhibit No.

     4.1    Articles of Incorporation of Royal Bancshares of
            Pennsylvania, Inc. (Incorporated by reference to Exhibit 3(i) to Registrant's Registration Statement
            No. 0-26366 on Form S-4.)

     4.2    Bylaws of Royal Bancshares of Pennsylvania, Inc.
            (Incorporated by reference to Exhibit 3(ii) to Registrant's Registration Statement No. 0-26366 on Form S-4.)

     4.3 Royal Bancshares of Pennsylvania, Inc. Stock Option and Appreciation Right Plan. (Previously Filed).

     4.4    Amended and Restated Royal Bancshares of
            Pennsylvania, Inc. Outside Directors' Stock Option Plan.

     5      Opinion of Shumaker Williams, P.C.  (Previously
            Filed).

     23.1   Consent of Grant Thornton, LLP.  (Previously Filed).

     23.2   Consent of Shumaker Williams, P.C.
            (Previously Filed).

     24     Power of Attorney of Directors and
            Officers (Previously Filed).

Item 9.     Undertakings

(a)     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

       (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement; provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding as asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registrant's Registration Statement No. 333-25855, originally filed with the Commission on April 25, 1997, to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Narberth, Commonwealth of Pennsylvania, on August 15, 1997.


                           ROYAL BANCSHARES OF PENNSYLVANIA, INC.


                           By:   /s/ Lee E. Tabas
                                 --------------------------
                                 Lee E. Tabas, President and
                                 Chief Executive Officer

                           Exhibit Index

                                                    Page Number
                                                    In Sequential
                                                     Numbering
Exhibit No.                                            System
-----------                                        -------------

 4.1       Articles of Incorporation of Royal
           Bancshares of Pennsylvania, Inc.
           (Incorporated by reference to
           Exhibit 3(i) to Registrant's Registration
           Statement No. 0-26366 on Form S-4.)

 4.2       Bylaws of Royal Bancshares of Pennsylvania,
           Inc.(Incorporated by reference to Exhibit
           3(ii) to Registrant's Registration Statement
           No. 0-26366 on Form S-4.)

 4.3       Royal Bancshares of Pennsylvania, Inc.
           Stock Option and Appreciation Right Plan.
           (Previously Filed)

 4.4       Amended and Restated Royal Bancshares of
           Pennsylvania, Inc. Outside Directors'
           Stock Option Plan.                                 7

 5         Opinion of Shumaker Williams, P.C.
           (Previously Filed).

 23.1      Consent of Grant Thornton, LLP.
           (Previously Filed).

 23.2      Consent of Shumaker Williams, P.C.
           (Previously Filed).

 24        Power of Attorney of Directors and
           Officers (Previously Filed).